                                                                    Exhibit 10.6

                              Vignette Corporation

                       1999 Supplemental Stock Option Plan

                                TABLE OF CONTENTS

                                                                             Page
 ARTICLE 1. INTRODUCTION ...............................................     1

 ARTICLE 2. ADMINISTRATION .............................................     1
       2.1 Committee Composition .......................................     1
       2.2 Committee Responsibilities ..................................     1

 ARTICLE 3. SHARES AVAILABLE FOR GRANTS ................................     1
       3.1 Basic Limitation ............................................     1
       3.2 Additional Shares ...........................................     1
       3.3 Dividend Equivalents ........................................     2

 ARTICLE 4. ELIGIBILITY ................................................     2
       4.1 Options .....................................................     2

 ARTICLE 5. OPTIONS ....................................................     2
       5.1 Stock Option Agreement ......................................     2
       5.2 Number of Shares ............................................     2
       5.3 Exercise Price ..............................................     2
       5.4 Exercisability and Term .....................................     2
       5.5 Modification or Assumption of Options .......................     2
       5.6 Buyout Provisions ...........................................     2

 ARTICLE 6. PAYMENT FOR OPTION SHARES ..................................     3
       6.1 General Rule ................................................     3
       6.2 Surrender of Common Stock ...................................     3
       6.3 Exercise/Sale ...............................................     3
       6.4 Exercise/Pledge .............................................     3
       6.5 Promissory Note .............................................     3
       6.6 Other Forms of Payment ......................................     3

 ARTICLE 7 CHANGE IN CONTROL ...........................................     3
       7.1 Effect of Change in Control .................................     3
       7.2 nvoluntary Termination ......................................     3

 ARTICLE 8. PROTECTION AGAINST DILUTION ................................     4
       8.1 Adjustments .................................................     4
       8.2 Dissolution or Liquidation ..................................     4
       8.3 Reorganizations .............................................     4

 ARTICLE 9. DEFERRAL OF AWARDS .........................................     5

 ARTICLE 10. AWARDS UNDER OTHER PLANS ..................................     5

 ARTICLE 11. LIMITATION ON RIGHTS ......................................     5
       11.1 Retention Rights ...........................................     5
       11.2 Stockholders' Rights .......................................     6
       11.3 Regulatory Requirements ....................................     6

 ARTICLE 12. WITHHOLDING TAXES .........................................     6
       12.1 General ....................................................     6
       12.2 Share Withholding ..........................................     6

 ARTICLE 13. FUTURE OF THE PLAN ........................................     6
       13.1 Term of the Plan ...........................................     6
       13.2 Amendment or Termination ...................................     6

 ARTICLE 14. DEFINITIONS ...............................................     6

                              Vignette Corporation
                       1999 Supplemental Stock Option Plan

     ARTICLE 1. INTRODUCTION.

     The Plan was adopted by the Board to be effective as of July 1, 1999. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Consultants with exceptional qualifications and (c) linking Employees and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Options (which shall be nonstatutory stock options).

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

     ARTICLE 2. ADMINISTRATION.

     2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Corporation, who shall be appointed by the Board.

     2.2 Committee Responsibilities. The Committee shall (a) select the Employees or Consultants who are to receive Options under the Plan, (b) determine the number, vesting requirements and other features and conditions of such Options, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

     3.1 Basic Limitation. Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed (a) 4,000,000, plus (b) the additional shares of Common Stock described in Section 3.2. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 8.

     3.2 Additional Shares. If shares of Common Stock issued upon the exercise of Options are forfeited, then such shares of Common Stock shall again become available for Options under the Plan. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Options under the Plan.

     3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of shares available for Options.

     ARTICLE 4. ELIGIBILITY.

     4.1 Options. Only Employees and Consultants who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of Options, Employees who are officers of the Corporation shall not be eligible for the grant of Options under this Plan.

     ARTICLE 5. OPTIONS.

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 8.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant. A Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

     5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     ARTICLE 6. PAYMENT FOR OPTION SHARES.

     6.1 General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 Surrender of Common Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

     6.5 Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note. However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

     6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

     ARTICLE 7. CHANGE IN CONTROL

     7.1 Effect of Change in Control. In the event of any Change in Control, each outstanding Option shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Option shall not so accelerate if and to the extent such Option is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option for shares of the capital stock of the successor corporation (or parent thereof). The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     7.2 Involuntary Termination. In addition, in the event that the Option is assumed by the successor corporation (or parent thereof) and the Optionee experiences an Involuntary Termination within eighteen months following a Change in Control, each outstanding Option shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Involuntary Termination, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

     ARTICLE 8. PROTECTION AGAINST DILUTION.

     8.1 Adjustments. In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material effect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

         (a) The number of Options available for future Options under Article
     3;

         (b) The number of shares of Common Stock covered by each outstanding Option; or

         (c) The Exercise Price under each outstanding Option.

Except as provided in this Article 8, an Optionee shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     8.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Corporation.

     8.3 Reorganizations. In the event that the Corporation is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Options by the Corporation, if the Corporation is a surviving corporation, (b) the assumption of the outstanding Options by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Options, (d) full exercisability or vesting and accelerated expiration of the outstanding Options or (e) settlement of the full value of the outstanding Options in cash or cash equivalents followed by cancellation of such Options.

     ARTICLE 9.  DEFERRAL OF AWARDS.

          The Committee (in its sole discretion) may permit or require an Optionee to:

          (a) Have shares of Common Stock that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into an equal number of stock units; or

          (b) Have shares of Common Stock that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into amounts credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Corporation's books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date when they otherwise would have been delivered to such Optionee.

A deferred compensation account established under this Article 9 may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Corporation. If the deferral or conversion of Options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Options, including (without limitation) the settlement of deferred compensation accounts established under this Article 9.

     ARTICLE 10. AWARDS UNDER OTHER PLANS.

          The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of stock units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

     ARTICLE 11. LIMITATION ON RIGHTS.

     11.1 Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant. The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws, the Corporation's certificate of incorporation and by-laws and a written employment agreement (if any).

          11.2 Stockholders' Rights. An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Option prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

          11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

          ARTICLE 12. WITHHOLDING TAXES.

          12.1 General. To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

          12.2 Share Withholding. The Committee may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

          ARTICLE 13. FUTURE OF THE PLAN.

          13.1 Term of the Plan. The Plan, as set forth herein, shall become effective as of July 1, 1999. The Plan shall remain in effect until it is terminated under Section 13.2.

          13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

          ARTICLE 14. DEFINITIONS.

          14.1 "Affiliate" means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

     14.2 "Board" means the Corporation's Board of Directors, as constituted from time to time.

     14.3 "Change in Control" shall mean:

          (a) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

          (b) The sale, transfer or other disposition of all or substantially all of the Corporation's assets;

          (c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either
     (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

     14.4 "Code" means the Internal Revenue Code of 1986, as amended.

     14.5 "Committee" means a committee of the Board, as described in Article 2.

     14.6 "Common Stock" means the common stock of the Corporation.

     14.7 "Consultant" means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a

Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     14.8  "Corporation" means Vignette Corporation, a Delaware corporation.

     14.9 "Employee" means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

     14.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     14.11 "Exercise Price," means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     14.12 "Fair Market Value" means the market price of shares of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     14.13 "Involuntary Termination" means the termination of the Service of any individual which occurs by reason of:

          (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in bonus or incentive programs) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     14.14 "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     14.15 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

     14.16 "Option" means an NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

     14.17 "Optionee" means an individual or estate who holds an Option.

     14.18 "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     14.19 "Plan" means this Vignette Corporation 1999 Supplemental Stock Option Plan, as amended from time to time.

     14.20 "Service" means, unless otherwise provided in the applicable Stock Option Agreement, service to the Corporation, a Subsidiary, a Parent or an Affiliate as an Employee, Consultant or member of the board of directors.

     14.21 "Stock Option Agreement" means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     14.22 "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.